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                                                                   Exhibit 10.12


                                 SIXTH AMENDMENT

THIS SIXTH AMENDMENT (the "Amendment") is made and entered into as of the 30th day of DECEMBER 1999, by and between EOP-2 OLIVER STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("Landlord"), and AMR RESEARCH, INC., A DELAWARE CORPORATION ("Tenant").

WITNESSETH

A. WHEREAS, Landlord (as successor in interest to MLH Income Realty Partnership V, a New York limited partnership) and Tenant (as successor in interest to Advanced Manufacturing Research, a Massachusetts corporation) are parties to that certain lease dated August 13, 1992, as amended by that certain First Amendment to Lease Agreement dated December 31, 1994, by that certain Second Amendment dated January 23, 1996, by that certain Third Amendment dated October 15, 1996, by that certain Fourth Amendment dated January 8, 1998 and by that certain Fifth Amendment dated July 27, 1998 (collectively the Lease") for space currently containing approximately 35,128 rentable square feet (the "Current Premises") on the 4th, 5th and 6th floors of the building commonly known as 2 Oliver Street and the address of which is 2 Oliver Street, Boston, Massachusetts 02109 (the "Building"); and

B. WHEREAS, Tenant has requested that additional space containing approximately 12,973 rentable square feet on the 6th floor of the Building, shown on EXHIBIT A hereto (the "Sixth Amendment Expansion Space") be added to the Current Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the terms and conditions hereinafter set forth,

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I. EXPANSION AND EFFECTIVE DATE. Effective as of the earlier of (i) the 45th day from and including the date Landlord delivers possession of the Sixth Amendment Expansion Space to Tenant free from occupancy by any party and
     (ii) the day Tenant occupies the Sixth Amendment Expansion Space for the conduct of its business (the earlier of such dates shall be the "Expansion Effective Date"), the Premises, as defined in the Lease, is increased from 35,128 rentable square feet on the 4th, 5th and 6th floors to 48,101 rentable square feet on the 4th , 5th and 6th floors by the addition of the Sixth Amendment Expansion Space, and from and after the Expansion Effective Date, the Current Premises and the Sixth Amendment Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term of the Lease for the Sixth Amendment Expansion Space shall commence on the Expansion Effective Date and end on the termination date. The Sixth Amendment Expansion Space is subject to all the terms and conditions of the Lease, except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Current Premises unless such concessions are expressly provided for herein with respect, to the Sixth Amendment Expansion Space.

II.  ANNUAL RENT.

     In addition to Tenant's obligation to pay annual rent for the Current Premises, Tenant shall pay Landlord the sum of $2,176,220.75 as total annual rent for the Sixth Amendment Expansion Space in 61 equal installments of $35,675.75 each payable on or before the first day of each month during the period beginning May 1, 2000 and ending May 31, 2005.

     All such annual rent shall be payable by Tenant in accordance with the terms of Article 4 of the Lease.

     Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Expansion Effective Date is May 1, 2000. If the Expansion Effective Date is other than the May 1, 2000, the schedule set forth above with respect to the payment of




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     any installment(s) of annual rent for the Sixth Amendment Expansion Space shall be appropriately adjusted on a per diem basis to reflect the actual Expansion Effective Date and the actual Expansion Effective Date shall be set forth in a confirmation letter to be prepared by Landlord. However, the effective date of any increases or decreases in the annual rent rate shall not be postponed as a result of an adjustment of the Expansion Effective Date as provided above.

III. ADDITIONAL SECURITY DEPOSIT. Upon Tenant's execution hereof, Tenant shall pay Landlord the sum of $210,069.71 which is added to and becomes part of the Security Deposit held by Landlord as provided under the Lease as security for payment of Rent and the performance of the other terms and conditions of the Lease by Tenant. Accordingly, simultaneous with the execution hereof, the Security Deposit is increased from,$89,930.29 to $300,000.00. All of the Security Deposit may be in the form of an irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit shall: (a) be in the amount of $300,000.00; (b) be issued on the form attached hereto as Exhibit B; (c) name Landlord as its beneficiary;
     (d) be drawn on an FDIC insured financial institution satisfactory to the Landlord, and (e) expire no earlier than 60 days after the Termination Date of this Lease.

IV. TENANT'S PERCENTAGE. For the period commencing with the Expansion Effective Date and ending on the termination date, Tenant's percentage for the Sixth Amendment Expansion Space is 6.1107%.

V. OPERATING COSTS. For the period commencing with the Expansion Effective Date and ending on the termination date, Tenant shall pay for its percentage of Operating Costs applicable to the Sixth Amendment Expansion Space in accordance with the terms of the Lease, provided, however, during such period, the Tax Cost Base for the computation of Tenant's percentage of Operating Costs applicable to the Sixth Amendment Expansion Space is the actual taxes for fiscal year 2000 (i.e., July 1, 1999: to June 30, 2000) and the Base for all other Occupancy Costs for the computation of Tenant's percentage of Operating Costs applicable to the Sixth Amendment Expansion Space is the actual amount of Operating Costs for calendar year 2000.

VI.  IMPROVEMENTS TO SIXTH AMENDMENT EXPANSION SPACE

     A. CONDITION OF SIXTH AMENDMENT EXPANSION SPACE. Tenant has inspected the Sixth Amendment Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amend rent, or as Landlord may be otherwise required to perform pursuant to the Lease.

          Landlord and Tenant hereby acknowledge and agree that as of the date hereof, the HVAC system serving the Sixth Amendment Expansion Space provides adequate heating, ventilation and air conditioning to the Premises. In the event Tenant' requires additional heating, ventilation and/or air conditioning in the Sixth Amendment Expansion Space, such additional service(s) shall be subject to the terms of the Lease and at Tenant's sole cost and expense (subject to the Improvement Allowance).

     B. COST OF IMPROVEMENTS TO SIXTH AMENDMENT EXPANSION SPACE. Tenant shall be entitled to receive an improvement allowance (the "Improvement Allowance") in an amount not to exceed $330,811.50 (i.e., $25.50 per rentable square foot of the Sixth Amendment Expansion Space) to be applied toward the cost of performing, initial construction, alteration or improvement of the Sixth Amendment Expansion Space, including but not limited to the cost of space planning, design and related, architectural and engineering services (the "Improvement Work"). The Improvement Allowance shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performed the Improvement Work, within 30 days following receipt by Landlord of (1) receipted bills covering all labor and materials expended and used in the Improvement Work; (2) a sworn contractor's affidavit from the general contractor and a request to disburse from Tenant



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          containing an approval by Tenant of the work done; (3) full and final waivers of lien; (4) as-built plans of the Improvement Work; and (5) the certification of Tenant and its architect that the Improvement Work has been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. The Improvement Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the improvement Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured. In the event the total cost of the Improvement Work exceeds the Improvement Allowance, Tenant shall pay such excess directly to the contractors performing the Improvement Work. In the event Tenant does not properly submit a request for payment of the entire Improvement Allowance to Landlord in accordance with the provisions of the subsection B on or before August 31, 2000, any unused amount of the Improvement Allowance shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith.

     C.   RESPONSIBILITY FOR IMPROVEMENTS TO SIXTH AMENDMENT EXPANSION SPACE.

          (i) Any construction, alterations or improvements made to the Sixth Amendment Expansion Space shall be performed by Tenant using contractors selected by Tenant and approved by Landlord, shall be made at Tenant's sole cost and expense, subject to the Improvement Allowance and shall be governed in all respects by the provisions of Article 7 of the Lease. Landlord's approval of the contractors to perform the Improvement Work shall not be unreasonably withheld. The parties agree that Landlord's approval of the general contractor to perform the Improvement Work shall not be considered to be unreasonably withheld if any such general contractor (a) does hot have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work, (d) does not provide current financial statements reasonably acceptable to Landlord, or (e) is not licensed as a contractor in the state/municipality in which the Sixth Amendment Expansion Space is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

          (ii) Space planning, architectural and engineering (mechanical, electrical and plumbing) drawings for the Improvement Work shall be prepared by Tenant's architect at Tenant's sole cost and expense, subject to the Improvement Allowance. The space planning, architectural and mechanical drawings are collectively referred to herein as the "Plans".

          (iii) Tenant shall submit the Plans to Landlord for review and approval. Landlord agrees to review the Plans and notify Tenant of the matters, if any, in which said Plans fail to conform to Landlord's construction requirements or otherwise fail to meet with Landlord's approval. Tenant shall cause said Plans to be revised in such manner as to comply with Landlord's requirements and resubmit the same to Landlord.

VII. EARLY ACCESS TO SIXTH AMENDMENT EXPANSION SPACE. During any period that Tenant shall be permitted to enter the Sixth Amendment Expansion Space prior to the Expansion, Effective Date (e.g.. to perform alterations or improvements, if any), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of, annual rent or additional rent as to the Sixth Amendment Expansion Space. If Tenant takes possession of the Sixth Amendment Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of work in the Sixth Amendment Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and



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          Tenant shall pay annual rent and additional rent as applicable to the
          Sixth Amendment Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

VIII. CONTINGENCIES.

     A. Landlord and Tenant hereby acknowledge that a portion of the Sixth Amendment Expansion Space consisting of approximately 1.750 rentable square feet (the "R&S Space") is currently leased to Russo & Scolnick ("R&S") pursuant to a lease that is currently scheduled to expire January 31, 2002. Landlord is currently engaged in good faith discussions with R&S with respect to an agreement (The "R&S Agreement") under which R&S would relocate from the R&S Space to new space in the Building (the "R&S Relocation Space"). This Amendment is contingent upon the execution of the R&S Agreement by Landlord and R&S on or before April 1, 2000. In the event that Landlord and R&S fail to enter into the R&S Agreement on or before April 1, 2000, Landlord shall have the right to terminate this Amendment by the delivery of written notice to Tenant on or before the date on which the R&S Agreement is entered into by Landlord and R&S.

     B. In addition, Landlord and Tenant hereby acknowledge that a portion of the Sixth Amendment Expansion Space consisting of' approximately 1,187 rentable square, feet (the "R&S Space") is currently leased to Peter
          L. Samek ("Samek") pursuant to a lease that is currently scheduled to expire June 30, 2002. Landlord is currently engaged in good faith discussions with Samek with respect to an agreement (the "Samek Agreement") under which Samek would relocate from the Samek Space to new space in the Building (the "Samek Relocation Space"). This Amendment is contingent upon the execution of the Samek Agreement by Landlord and Samek on or before April 1, 2000. In the event that Landlord and Samek fail to enter into the Samek Agreement on or before April 1, 2000, Landlord shall have the right to terminate this Amendment by the delivery of written notice to Tenant on or before the date on which the Samek Agreement is entered into by Landlord and Samek. In any case, this agreement will terminate April 1, 2000, if Landlord has not entered into an agreement with R&S and Samek Associates.

IX. RELOCATION REIMBURSEMENT. Landlord and Tenant hereby acknowledge that all costs of and related to the relocation of R&S to the R&S Relocation Space and Samek to the Samek Relocation Space shall be at Tenant's sole cost and expense (the "Relocation Costs"). Such costs shall include, without limitation, (a) alterations, construction and improvements to the R&S Relocation Space and the Samek Relocation Space, (b) space planning, design and related architectural and engineering services, (c) relocation of telecommunications equipment and cabling, (d) additional lighting and (e) reasonable out-of-pocket costs incurred by R&S and Samek (i.e., reprinting stationary and business cards and similar items). Tenant hereby acknowledges and agrees that Landlord shall be entitled to deduct the Relocation Costs from the Improvement Allowance prior to the distributing any of the Improvement Allowance to Tenant or the general contractor. In addition, Landlord shall be entitled to deduct from the Improvement Allowance a management fee for Landlord's review of plans related to the relocation of R&S and Samek, coordination of Building services and oversight of the work required to the R&S Relocation Space and the Samek Relocation Space in an amount equal to 5% of the total Relocation Costs.

X.   MISCELLANEOUS.

     A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.


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     B.   Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

     C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

     D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

     E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

     F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals, and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.


     G. This Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:                       LANDLORD:

                                      EOP-2 OLIVER STREET, L.L.C., A DELAWARE
                                      LIMITED LIABILITY COMPANY

                                      By:  EOP Operating Limited Partnership, a
                                           Delaware limited partnership, its
                                           sole member

                                           By: Equity Office Properties Trust,
                                               a Maryland real estate investment
                                               trust, its managing general
                                               partner

/s/ Sarah L. Wills                             By: /s/ Thomas Q. Bakke
---------------------------------                 -----------------------------

Name (print):                                  Name: /s/ Thomas Q. Bakke
                                                    ---------------------------

/s/ Sarah L. Wills                             Title: Vice President
---------------------------------                    --------------------------

Name (print):



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WITNESS/ATTEST:                        TENANT

                                       AMR RESEARCH, INC., A DELAWARE
                                       CORPORATION

                                       By: /s/ Anthony J. Friscia
                                          ------------------------------------

/s/ Karen M. Sullivan                  Name: /s/ Anthony J. Friscia
-----------------------------------         ----------------------------------

Name (print): /s/ Karen M. Sullivan    Title: PRESIDENT
             ----------------------          ---------------------------------

/s/ Lisa O'Soro
-----------------------------------

Name (print): /s/ Lisa O'Soro
             ----------------------








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                           EXHIBIT A, SIXTH AMENDMENT
                             DATE: DECEMBER 28, 1999

       [FLOOR PLAN - SIXTH AMENDMENT EXPANSION SPACE OF TWO OLIVER STREET]









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                                    EXHIBIT B

                             SAMPLE LETTER OF CREDIT

                         [Name of Financial Institution]


                                                      Irrevocable Standby
                                                      Letter of Credit
                                                      No. __________________
                                                      Issuance Date:________
                                                      Expiration Date: _____
                                                      Applicant: ___________

BENEFICIARY

[Insert Name of Owner]
------------------------------

------------------------------

------------------------------

Ladies/Gentlemen:

     We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of U. S. Dollars ($________________) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.   An original copy of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by one of its officers reading: "This draw in the amount of U.S. Dollars ($____________) under your Irrevocable Standby Letter of Credit No. ___________ represents funds due and owing to us as a result of the Applicant's failure to comply with one or more of the terms of that certain lease by and between ______________, as landlord, and ____________, as tenant."

     It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail, return receipt requested, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2200, Chicago, IL 60606, Attention: Vice President Corporate Operations. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we, elect not to renew this' Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by one of Beneficiary's officers stating that the Applicant has failed to provide, you with an acceptable substitute irrevocable standby letter of credit in accordance with the, terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to assign your interest in this irrevocable Standby Letter of Credit from time to time without our approval and without charge. In the event of an assignment, we reserve the right to require reasonable evidence of such assignment as a condition to any draw hereunder.

     This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.


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     We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

     All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at ____________________________ to the attention of __________________________________________________.

                                               Very truly yours,

                                               -------------------------

                                                        [NAME]
                                               -------------------------

                                                        [TITLE]
                                               -------------------------




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